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AT ANDREA ELECTRONICS
Corisa L. Guiffre, Chief Financial Officer

(631) 719-1800
(800) 707-5779


FOR IMMEDIATE RELEASE
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January 31, 2005


                   ANDREA ELECTRONICS ANNOUNCES TERMINATION OF
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                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
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         DOUGLAS J. ANDREA, CHAIRMAN OF ANDREA ELECTRONICS, TO REASSUME
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                 PRESIDENT AND CHIEF EXECUTIVE OFFICER POSITIONS
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         MELVILLE, NEW YORK, JANUARY 31, 2005 - Andrea Electronics Corporation
(OTCBB: ANDR - News) announced today that Paul E. Donofrio, President and Chief Executive Officer of the Company, had been terminated without cause and had resigned as a Director of the Company effective January 25, 2005. In connection with his termination, the Company and Mr. Donofrio entered into a separation agreement and general release to resolve any obligations owed Mr. Donofrio under his existing employment agreement and any other obligations or liabilities the Company may have to Mr. Donofrio.

         The Company also announced that, effective January 25, 2005, Douglas J, Andrea, who had been serving as Chairman of the Board and Corporate Secretary of the Company, was appointed to serve as Chairman of the Board, President, Chief Executive Officer and Corporate Secretary of the Company. Mr. Andrea has been Chairman of the Board since 2001, a Director of the Company since 1991 and Corporate Secretary since 2003. Mr. Andrea previously served as Co-Chairman and Co-Chief Executive Officer of the Company from 1998 to 2001 and as Co-President of the Company from 1992 to 1998.

         Mr. Andrea stated that, "After thorough deliberations, the Board unanimously decided that a new structure for the leadership of the Company was needed. Our executive team, with the support of our talented employees, will be working hard to execute the Company's strategy and I look forward to leading the Company in implementing its strategic plans."

ABOUT ANDREA ELECTRONICS

ANDREA ELECTRONICS CORPORATION DESIGNS, DEVELOPS AND MANUFACTURES AUDIO TECHNOLOGIES AND EQUIPMENT FOR ENHANCING APPLICATIONS THAT REQUIRE HIGH PERFORMANCE AND HIGH QUALITY VOICE INPUT. THE COMPANY'S PATENTED DIGITAL SUPER DIRECTIONAL ARRAY (DSDA(R)), PATENT-PENDING DIRECTIONAL FINDING AND TRACKING ARRAY (DFTA(R)), PATENTED PUREAUDIO(R), AND PATENTED ECHOSTOP(TM) FAR-FIELD MICROPHONE TECHNOLOGIES ENHANCE A WIDE RANGE OF AUDIO PRODUCTS TO ELIMINATE BACKGROUND NOISE AND ENSURE THE OPTIMUM PERFORMANCE OF VOICE APPLICATIONS. VISIT ANDREA ELECTRONICS' WEBSITE AT WWW.ANDREAELECTRONICS.COM OR CALL 1-800-707-5779.

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THIS PRESS RELEASE CONTAINS CERTAIN FORWARD LOOKING STATEMENTS MADE PURSUANT TO
THE SAFE HARBOR PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. SUCH STATEMENTS ARE SUBJECT TO CERTAIN RISKS AND UNCERTAINTIES. THE COMPANY WISHES TO CAUTION READERS NOT TO PLACE UNDUE RELIANCE ON ANY SUCH FORWARD LOOKING STATEMENTS, WHICH REFLECT MANAGEMENT'S ANALYSIS ONLY AS THE DATE MADE. THE COMPANY DOES NOT UNDERTAKE ANY OBLIGATION TO PUBLICLY REVISE THESE FORWARD LOOKING STATEMENTS TO REFLECT EVENTS OR CIRCUMSTANCES THAT ARISE AFTER THE DATE OF SUCH STATEMENTS.